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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan, the 1999 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, Shares Acquired Under Written Compensation Agreements, Stock Option Agreement for Charles Pendell, Stock Option Agreement for Dr. S.S. Sundarajan, Stock Option Agreement for Ashish Mathur, and the Stock Option Agreement for Stephen Bennion of Selectica, Inc. of our report dated January 26, 2000 (except for the eleventh paragraph of Note 10, and Note 14, as to which the date is February 14, 2000), with respect to the consolidated financial statements and schedule of Selectica, Inc. for the year ended December 31, 1999, included in Amendment No. 5 to the Registration Form S-1 (No. 333-92545) and related prospectus of Selectica, Inc., filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
San Jose, California
March 10, 2000